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                                   EXHIBIT 15

               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

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                                                                      EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

We are aware that our report dated April 23, 1997 on the reviews of interim condensed consolidated financial information of Digi International Inc. and Subsidiaries (the Company) for the three and six month periods ended March 31, 1997 and 1996, and included in the Company's Form 10-Q for the quarter ended March 31, 1997, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-32956, 33-38898, 333-99 and 333-1821 and 333-23857) and Form S-3 (Registration No. 33-59223).
Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                        /s/ COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
April 29, 1997